Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

July 17, 2020

ALX Oncology Holdings Inc.

866 Malcolm Road, Suite 100

Burlingame, California 94010

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ALX Oncology Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of (i) 3,163,962 shares of common stock, par value $0.001 per share (“Common Stock”), reserved for issuance pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan, (ii) 4,635,342 shares of Common Stock reserved for issuance pursuant to options outstanding under the Company’s Amended and Restated 2020 Equity Incentive Plan, and (iii) 400,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2020 Employee Stock Purchase Plan (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

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